Exhibit 4.2

ZION OIL & GAS, INC.,

as Issuer,

AND

THE BANK OF _________________, ___,

as Trustee

INDENTURE

DATED AS OF ____________________________

DEBT SECURITIES

CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.08
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.02; 4.03; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01	(b)
	(b)	7.05; 13.02
	(c)	7.01	(a)
	(d)	7.01	(c)
	(e)	6.11
316	(a)(last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.02; 6.04; 9.02
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.07
318	(a)	12.01
318	(c)	12.01

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

-i-

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

NOTE:    This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

-v-

INDENTURE, dated as of _____________, between ZION OIL & GAS, INC., a Delaware corporation (the “Company”), and THE BANK OF ________________, a national banking association, as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness in one or more series (herein called the “Securities”); and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, and of the purchase and acceptance of the Securities by the holders thereof, it is mutually agreed, for the benefit of the respective Holders from time to time of the Securities or any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by petroleum engineers (which may include the Company’s internal engineers) in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases may be estimated by the Company’s engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected as a long-term liability in the Company’s latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the “net amount of rent” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such other governing body.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day on which the New York Stock Exchange is open for trading and which is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, partnership or limited liability company interests or other equity securities (including, without limitation, beneficial interests in or other securities of a trust) and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“Company” means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers of the Company, or by one Officer of the Company and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

“Corporate Trust Office” means, as to any series of Securities, the principal office of the Trustee with respect to such series at which at any time its corporate trust business shall be administered, which office at the date hereof is located at __________________________________________, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of Securities of such series and the Company).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Company’s existing credit facility) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Default” means, with respect to a series of Securities, any event which is, or after notice or passage of time would be, an Event of Default with respect to Securities of such series.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.13, with respect to any series of Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor Depositary registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Designated Senior Indebtedness” means any series or issue of Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $_____________.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Funded Debt” means, with regard to any Person, all Indebtedness incurred, created, assumed or guaranteed by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Global Security” means a Security in global form that evidences all or part of the Securities of any series and registered in the name of the Depositary for such Securities or a nominee thereof.

“Holder” means the Person in whose name a Security is registered in the Register.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) all liabilities of others of the kind described in the preceding clause (a) that such Person has guaranteed; and (c) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution. For the avoidance of doubt, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, and shall include the form and terms of particular series of Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“Investment” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments or advances on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means, with respect to a series of Securities, the date of original issuance of such series of Securities.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or other similar agreement to sell, in each case securing obligations of such Person).

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means, with respect to a series of Securities, the fixed date specified pursuant to Section 2.03(d) as to such series on which the principal of such Securities becomes due and payable as therein or herein provided.

“Net Working Capital” means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or the Treasurer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers’ Certificate given pursuant to Section 4.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

“Oil and Gas Business” means the business of the exploration for, and exploitation, development, production, processing, marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Permitted Liens” means (i) with respect to a series of Securities, Liens existing on the Issue Date of such series of Securities; (ii) Liens securing Indebtedness under Credit Facilities; (iii) Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided, that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities; (iv) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (v) Liens upon (a) any property of or any interests in any Person existing at the time of acquisition of such property or interests by the Company or a Subsidiary, (b) any property of or interests in a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such property of or interests in such Person to the Company or any Subsidiary, or (c) any property of or interests in a Person existing at the time such Person becomes a Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided, further, that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired and improvements thereon; (vi) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (vii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (viii) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (a) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (b) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (ix) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (x) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xi) Liens securing obligations of the Company or any of its Subsidiaries under Oil and Gas Hedging Contracts; (xii) Liens in favor of the United States, any State thereof, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including without limitation, Liens to secure Funded Debt of the pollution control or industrial revenue bond type; and (xiii) Liens in favor of the Company or any Subsidiary Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any series, unless otherwise specifically provided for with respect to such series as contemplated by Section 2.03, the office or agency of the Company in ______________ and such other place or places where, subject to the provisions of Section 4.04, the principal of, and any premium and interest on, the Securities of that series are payable as specified as contemplated by Section 2.03.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any property interest in oil and gas reserves located in Israel owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds two (2) percent of Adjusted Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole. Without limitation, the term “Principal Property” shall not include (i) property or assets employed in gathering, treating, processing, refining, transportation, distribution or marketing, (ii) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or (iii) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“SEC” means the Securities and Exchange Commission or, if at any time after the execution of this Indenture, the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” means any Securities (other than Subordinated Debt Securities) or other Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal of, and any premium and interest on, the Securities of any series or the Guarantees, respectively.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the Board of Directors of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate or associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

“U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors of such Person.

SECTION 1.02 Other Definitions.

Other terms used in this Indenture are defined in the Section indicated below:

Term	Defined in Section
“Agent Member”	2.13
“Bankruptcy Law”	6.01
“Blockage Notice”	10.03
“Company”	Preamble
“Conversion Agent”	2.06
“Covenant Defeasance”	8.04
“Custodian”	6.01
“Event of Default”	6.01
“Legal Defeasance”	8.03
“Legal Holiday”	12.07
“mandatory sinking fund payment”	3.08
“optional sinking fund payment”	3.08
“Paying Agent”	2.06
“Payment Blockage Period”	10.03
“Payment Default”	6.01
“pay the Subordinated Debt Securities”	10.03
“Register”	2.06
“Registrar”	2.06
“Securities”	Preamble
“Subordinated Debt Securities”	10.01
“Successor”	5.01

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the Securities or the Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(6) provisions apply to successive events and transactions; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01 Form and Dating. The Securities of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the Officers of the Company executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF ________________________________ As Trustee

Date:	By: Authorized Signatory

SECTION 2.03 Amount Unlimited; Issuable in Series; Denominations. The aggregate principal amount of Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a Board Resolution of the Company (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate of the Company or Company Order setting forth, or determining the manner of, such establishment) or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series any or all of the following:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.09, 2.10, 2.12, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest;

(d) the date or dates on which the Securities of the series will be issued and on which the principal of, and any premium on, the Securities of the series are payable, or the method of determination thereof;

(e) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method of determining such rate or rates; the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders thereof to whom such interest is payable, or the method by which any of such date or dates may be determined; and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve thirty-day months;

(f) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where (1) the principal of, and any premium and interest on, Securities of the series shall be payable, (2) Securities of the series may be surrendered for registration of transfer, (3) Securities of the series may be surrendered for exchange, (4) Securities of the series, if convertible, may be surrendered for conversion, and (5) notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may or shall be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or upon a specified date or the happening of a specified event or at the option of a Holder thereof or otherwise, and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series shall or may be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations or options, including any deletions from, modifications of or additions to Article Three with respect to Securities of such series;

(i) the terms, if any, upon which the Securities of the series may be convertible into or exchanged for Capital Stock, other Securities, warrants for Capital Stock or Indebtedness or other securities of any kind of the Company or any other obligor or issuer and the terms and conditions upon which such conversion or exchange may or shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(k) if the amount of principal of, or any premium or interest on, Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(l) if the principal amount payable on the Maturity Date of Securities of the series will not be determinable as of any one or more dates prior to such Maturity Date, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Maturity Date or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(m) any deletions from, modifications of or additions to Article Eight with respect to Securities of the series, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 8.04;

(n) if other than U.S. Legal Tender, the coin or currency, currencies, units of two or more currencies or other currency units in which payment of the principal of, and any premium and interest on, Securities of the series shall be payable and the manner of determining the equivalent thereof in U.S. Legal Tender for any purpose, including determining the amount of such Securities as are “outstanding;”

(o) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09, or the method of determination thereof;

(p) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as currently in effect with respect to Securities of such series;

(q) any deletions from, modifications of or additions to the Events of Default set forth in Article Six with respect to the Securities of the series and any change in the right of the Trustee or the Holders of Securities of such series to declare the principal of, and any premium and interest on, such Securities due and payable as set forth in Article Six;

(r) if the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; if the Depositary for the Securities of the series is to be other than the Depositary set forth in Section 1.01, the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.13;

(s) if other than the Trustee, the identity of any trustees, authenticating, paying, transfer or other agents or registrars with respect to the Securities of such series;

(t) the applicability of, and any deletions from, modifications of or additions to the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article Five, including conditioning any transaction permitted by Article Five upon the satisfaction of a debt coverage or other standard by the Company and any Successor;

(u) the subordination, if any, of the Securities of the series pursuant to Article Ten and any deletions from, modifications of or additions to Article Ten with respect to Securities of the series;

(v) if the principal of, and any premium and interest on, any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of, and any premium and interest on, Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amounts are to be determined);

(w) the right, if any, of the Company to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the interest payment dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(x) any restrictions or other provisions on the transfer or exchange of the Securities of such series;

(y) with regard to Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

(z) any other terms of the Securities of the series (which terms shall not be expressly prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution, Officers’ Certificate, Company Order or supplemental indenture referred to above.

If any of the terms of the Securities of the series are established by action taken by or pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by an Officer or other authorized Person of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth, or providing the manner for determining, the terms of the Securities of the series. Any such Board Resolution, Officers’ Certificate or Company Order referred to above with respect to Securities of any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution, Officers’ Certificate or Company Order were set forth herein in full.

The Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

The Securities of each series shall be issuable only in registered form without coupons in such denominations as shall be specified as contemplated by this Section 2.03.

SECTION 2.04 Execution of Securities. The Securities shall be signed on behalf of the Company by two Officers thereof. Such signatures upon the Securities may be the manual or facsimile signatures of the present or any future such Officers and may be imprinted or otherwise reproduced on the Securities. The seal of the Company, if any, is not required to appear on the Securities, but if it does so appear it may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually signed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.

In case any Officer of the Company who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities had not ceased to be such Officer of the Company; and any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security, shall be the proper Officers of the Company, although at the date of such Security or of the execution of this Indenture any such Person was not such Officer.

SECTION 2.05 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and deliver such Securities in accordance with such Company Order. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01 and 2.03, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided, in addition to the Officers’ Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 13.04, and, subject to Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.01, and that such form has been established in conformity with the provisions of this Indenture;

(b) that the terms (or the manner of determining the terms) of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.03, and that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, preference, reorganization, moratorium, rehabilitation, or similar laws and legal principles relating to or affecting creditors’ rights and general principles of equity.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.14, such Security shall for all purposes of this Indenture be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights under Section 7.03 to deal with the Company and its Subsidiaries and Affiliates as any Registrar, Paying Agent or Conversion Agent.

Each Security shall be dated the date of its authentication.

SECTION 2.06 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities of a series may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities of a series may be presented for redemption or repurchase, if applicable, and for payment (the “Paying Agent”) and, with respect to any series of Securities that is convertible in accordance with the applicable provisions of such Securities, an office or agency where Securities of such series may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of each series of Securities and of their transfer and exchange (the “Register”). The Company may have one or more co-registrars and one or more additional paying agents or conversion agents for any series of Securities. With respect to any series of Securities, the term “Paying Agent” includes any additional paying agent, the term “Registrar” includes any additional co-registrar and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. With respect to any series of Securities, the Company at any time may replace any Registrar, Paying Agent or Conversion Agent or change the location of any such office or agency without notice to any Holder. The Company will give prompt written notice to the Trustee of any such replacement or change in location. With respect to any series of Securities, if the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, if applicable, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Conversion Agent or Registrar.

Unless otherwise provided for a series of securities, the Company initially appoints the Trustee as Registrar, Paying Agent and, if applicable, Conversion Agent in connection with the Securities.

SECTION 2.07 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) for any series of Securities to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and any premium and interest on, the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent for any series of Securities, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.08 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of any series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the relevant series of Securities.

SECTION 2.09 Transfer and Exchange. The Securities of any series shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and any reasonable regulations prescribed by the Company or the Registrar are met. When Securities (other than Global Securities) are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate at the Registrar’s request one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange not involving any transfer pursuant to Section 3.07).

The Registrar shall not be required to register the transfer of or exchange of any Security of a series for a period beginning 15 Business Days before the mailing of a notice of redemption or of an offer to repurchase Securities of that series and ending at the close of business on the date of such mailing, or for a period beginning 15 Business Days before an interest payment date and ending on the close of business on such interest payment date, or of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Except as otherwise provided or contemplated by Section 2.03 with respect to a series of Securities, prior to the due presentation for registration of transfer of any Security, the Company, the Trustee and any Agent may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, and any premium and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

SECTION 2.10 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies the reasonable requirements of the Company and the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond or other security sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any Conversion Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.11 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in the last paragraph of this Section 2.11, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent for a series of Securities holds on a redemption date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities of such series (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities of such series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

Securities with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article Eight, cease to be outstanding except to the extent provided in Sections 8.03 and 8.04.

In determining whether the Holders of the requisite principal amount of the outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof on such date pursuant to Section 6.02, (B) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Security, of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer knows to be so owned shall be so disregarded. Securities so owned as described in clause (C) above which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.12 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.13 Securities Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Sections 2.01 and 2.03 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officers’ Certificate of the Company, shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and shall bear a legend substantially to the following effect (or to such effect as may be required by the Depositary):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(b) Members of, or participants in, the Depositary (“Agent Members”), and any owner of a beneficial interest in a Global Security, shall have no rights under this Indenture with respect to or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Security for all purposes whatsoever.

(c) Notwithstanding any other provision in this Indenture and except as otherwise specified with respect to a series of Securities as contemplated by Section 2.03, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, except as provided in this paragraph. Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Security shall be a Global Security, except as provided in this paragraph. If (1) (A) the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act, and (B) a successor Depositary is not appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing with respect to the Securities of such series and the Registrar has received a request from the Depositary to issue certificated securities in lieu of all or a portion of the Global Securities of such series (in which case the Company shall deliver certificated securities within 30 days of such request) or (3) the Company determines in its sole discretion that Securities of a series issued in global form shall no longer be represented by a Global Security, then such Global Security may be exchanged by such Depositary for certificated Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Security or portion thereof may be registered to, such Persons as such Depositary shall direct.

(d) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, or interest therein, Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in Global Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.

SECTION 2.14 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in its customary manner and upon written request shall deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. Any Securities purchased by the Company may, to the extent permitted by law, be reissued or resold or may, at its option, be surrendered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancellation, except as expressly permitted by the terms of the Securities of any series.

SECTION 2.15 Defaulted Interest. If the Company defaults in a payment of interest on the Securities of any series, the Company shall pay, unless otherwise provided with respect to the Securities of such series as permitted by Section 2.03, defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate borne by such Securities in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.16 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee of any change in the CUSIP numbers.

ARTICLE THREE

REDEMPTION

SECTION 3.01 Applicability of Article. Unless otherwise provided for a series of Securities, the provisions of Sections 3.02 through 3.07 shall be applicable to Securities of any series which are redeemable in accordance with their terms before their Maturity Date.

SECTION 3.02 Notice to Trustee. If the Company elects to redeem all or any part of a series of Securities pursuant to the applicable provisions of such Securities or a supplemental indenture relating to such Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents in writing to a shorter period), an Officers’ Certificate setting forth the redemption date, the principal amount of Securities of each series to be redeemed and the redemption price for each series of Securities to be redeemed.

SECTION 3.03 Selection of Securities to Be Redeemed. If less than all of the Securities of a series are to be redeemed at any time, the Trustee shall select the particular Securities of such series to be redeemed pro rata, by lot or, if the Securities of such series are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Securities with a principal amount of $1,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Securities of a series of a Holder are to be redeemed, the entire outstanding amount of such Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Securities of any series called for redemption also apply to portions of Securities of such series called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION 3.04 Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address. The notice shall state:

(1) the redemption date;

(2) the redemption price;

(3) the aggregate principal amount of Securities being redeemed;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price, together with any accrued and unpaid interest thereon;

(6) that, unless the Company defaults in the payment of the redemption price or any accrued interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price in respect of the Securities upon surrender to the Paying Agent of the Securities;

(7) if fewer than all of the outstanding Securities of a series are to be redeemed, the identification of the particular Securities to be redeemed, and if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the Security or Securities being redeemed;

(8) the CUSIP number, if any, of the Securities to be redeemed; and

(9) any other information required by such Securities or a supplemental indenture relating to such Securities.

(b) At the Company’s request, the Trustee shall give the notice of redemption required in Section 3.04(a) in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date on which the Company requests that the Trustee give such notice (unless the Trustee consents in writing to a shorter notice period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.04(a).

SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that installments of interest that are due and payable on or prior to the redemption date shall be payable to the Holders of such Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.06 Deposit of Redemption Price. Prior to 11:00 a.m., ________ time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) funds available on the redemption date sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

Unless the Company defaults in making such payment, interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and any premium including from the redemption date until such principal and any premium is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.07 Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION 3.08 Mandatory and Optional Sinking Funds. The provisions of Sections 3.08 and 3.09 shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company and (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in the terms of such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 3.09 Redemption of Securities for Sinking Fund. Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are denominated and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.08 (which Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Failure of the Company to deliver such certificate (or to deliver the Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 3.08 and without the right to make any optional sinking fund payment, if any, with respect to such series.

The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03, and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.04 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.06.

ARTICLE FOUR

COVENANTS

SECTION 4.01 Payment of Securities. The Company, for the benefit of each series of Securities, shall pay the principal of, and any premium and interest on, the Securities of such series on the dates and in the manner provided in the terms of the Securities of such series and this Indenture. Principal or redemption price, and any premium and interest with respect to a series of Securities shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay such principal, redemption price, premium and interest as is then due with respect to such series of Securities.

The Company, for the benefit of each series of Securities, shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and any premium, at the rate borne by the Securities of such series (or at the rate prescribed therefor in the terms of the Securities of such series) to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 SEC Reports. The Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual reports, information, documents or other reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or “EDGAR”) system shall be deemed to be delivered to the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent such filings are accepted by the SEC) and provide the Trustee with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, subject to the proviso in the immediately preceding sentence. The Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03 Compliance Certificates.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

SECTION 4.04 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be surrendered for registration of transfer or exchange or for presentation for payment, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 or at the Corporate Trust Office of the Trustee.

Subject to Section 2.03, the Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Except as otherwise specified with respect to a series of Securities as contemplated by Section 2.03, the Company hereby initially designates as the Place of Payment for each series of Securities __________________, and initially appoints the Trustee as Paying Agent at its corporate trust office located at ___________________ as the Company’s office or agency for each such purpose in such city.

SECTION 4.05 Continued Existence. Except as permitted by Article Five and Section 10.03 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights (charter and statutory) and franchises of the Company.

SECTION 4.06 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, and any premium and interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not disadvantageous in any material respect to the Holders.

SECTION 4.08 Maintenance of Properties and Insurance.

(a) The Company shall cause all properties used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

(b) The Company shall provide or cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 4.09 Limitation on Liens Securing Funded Debt.

(a) Unless otherwise provided for in respect of a series of Securities, the Company covenants, for the benefit of each series of Securities that is not designated as a series of Subordinated Debt Securities, that (i) it will not create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company and (ii) it will not create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon the Capital Stock, unless (as to each of clauses (i) and (ii)) such Securities or the Guarantee (if any) the Company shall so determine, any other Indebtedness or other obligation of the Company which is not subordinate in right of payment to the prior payment in full of the Securities of any series) are equally and ratably secured for so long as such Funded Debt shall be so secured; provided, that if such Funded Debt is expressly subordinated to the Securities of a series or any related Guarantee, the Lien securing such Funded Debt will be subordinated and junior to the Lien securing such Securities or such Guarantee.

(b) Notwithstanding the provisions of Section 4.09(a), the Company may create, incur or assume Funded Debt secured by Liens which would otherwise be subject to the restrictions of such section, if the aggregate principal amount of such Funded Debt and all other Funded Debt of the Company created, incurred or assumed pursuant to the exception in this Section 4.09(b) and outstanding at such time does not exceed 15% of the Adjusted Consolidated Net Tangible Assets of the Company.

ARTICLE FIVE

SUCCESSORS

SECTION 5.01 When Company May Merge, etc. The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof (a “Successor”), and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture; provided, that unless the Successor is a corporation, a corporate co-issuer of the Securities shall be added hereto by the execution and delivery of a supplemental indenture by such co-issuer; and

(2) immediately after giving effect to such transaction no Default or Event of Default exists.

In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture, if any, comply with this Indenture.

SECTION 5.02 Successor Substituted. Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the Trustee shall be notified by the Company or the Successor, and the Successor formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor will be relieved of all further obligations and covenants under this Indenture and the Securities.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” occurs in respect of Securities of any series upon:

(1) default by the Company in the payment of principal of, or any premium on, the Securities of such series when due and payable at Maturity;

(2) default by the Company in the payment of any installment of interest on the Securities of such series when due and payable and continuance of such default for 30 days;

(3) default on any other Indebtedness of the Company if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $___________ or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $____________ or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(4) default in the performance, or breach of, any covenant or agreement of the Company in this Indenture applicable to Securities of such series and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Securities of such series; provided, however, that the Company shall have 90 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with its obligations under this Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(5) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing that it generally is unable to pay its debts as the same become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief (with respect to the petition commencing such case) against the Company or any Subsidiary Guarantor in an involuntary case or proceeding,

(B) appoints a Custodian of the Company for all or substantially all of its property, or

(C) orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days; or

(7) any other Event of Default provided with regard to Securities of a particular series in the terms thereof.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (5) or (6)) under Section 6.01 occurs and is continuing with respect to the Securities of a series, then and in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Securities of such series may declare the unpaid principal of (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof), and any premium and accrued and unpaid interest on, all the Securities of such series then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal (or other specified amount), and any premium and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clauses (5) or (6) of Section 6.01 above occurs, all unpaid principal of, and any premium and accrued and unpaid interest on, all Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority of the principal amount of the outstanding Securities of a series with respect to which a declaration of acceleration has been made, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if (1) the Company has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities of such series, (B) the principal of, and any premium and interest on, any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities of such series, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities of such series, and (D) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of, and any premium and interest on, any Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing with respect to any series of Securities, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture. If an Event of Default specified under clauses (5) or (6) of Section 6.01 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall assume the duties of Paying Agent.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of at least a majority of the principal amount of the outstanding Securities of a series by notice to the Trustee may waive an existing Default or Event of Default with respect to such series and its consequences, except an Event of Default under clauses (1) and (2) of Section 6.01.

SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee with respect to Securities of such series, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 6.06 Limitation on Remedies. No Holder of any of the Securities of a series will have any right to institute any proceeding, judicial or otherwise, to appoint a receiver or trustee or to pursue any remedy under this Indenture, unless:

(1) such Holder has previously given notice to the Trustee of a continuing Event of Default with respect to such series,

(2) the Holders of not less than 25% of the principal amount of the outstanding Securities of such series have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

(3) such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Securities of such series.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the Maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or any premium or interest specified in paragraphs (1) or (2) of Section 6.01 in respect of a series of Securities occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and any premium and interest then due and remaining unpaid with respect to the Securities of such series, and interest on overdue principal and any premium, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

(a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six with respect to Securities of any series, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to Securities of such series such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any series of Securities:

(1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture with respect to the Securities of such series and no others.

(2) In the absence of bad faith on its part, the Trustee may, with respect to the Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable to Holders of Securities of a series with respect to action it takes or omits to take in good faith in accordance with a direction received by it from Holders of Securities of such series pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability, claim, damage or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.

(f) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other person employed by the Trustee to act hereunder.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities of such series pursuant to Section 13.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security of such series, the Trustee may withhold the notice if and so long as its board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each April 1, beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such April 1 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed and with the Company. The Company shall notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. The Company agrees to pay the Trustee from time to time reasonable compensation for its services as shall be agreed upon from time to time in writing between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company agrees to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability (including fees and expenses incurred by the Trustee pursuant to the penultimate paragraph of Section 7.08) determined not to have been caused by its own negligence or willful misconduct. The Company agrees to indemnify the Trustee against any loss, liability, claim, damage or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim of which a Trust Officer has received written notice for which it may seek indemnity; however, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (which consent shall not be unreasonably withheld).

The Company shall not be obligated to reimburse any expense or indemnify against any loss, liability, claim or damage incurred by the Trustee determined to have been caused by the Trustee’s own negligence or willful misconduct. To secure the payment obligations of the Company in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on, or the redemption price of, particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company or any Subsidiary Guarantor.

When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in clauses (6) or (7) of Section 6.01, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The benefits of this section shall survive termination of this Indenture and resignation or removal of the Trustee.

SECTION 7.08 Separate Trustee; Replacement of Trustee. The Company may, but need not, appoint a separate Trustee for any one or more series of Securities. The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Securities of a particular series may remove the Trustee for such series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee for a series of Securities resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of such series of Securities may appoint a successor Trustee to replace the successor Trustee for such series appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that and upon payment of its charges hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities of the applicable series.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of any applicable series of Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee for such series.

If the Trustee fails to comply with Section 7.10, any Holder of Securities of the applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee; provided that such corporation or national association shall be otherwise eligible and qualified under this Article and shall notify the Company of its successor hereunder.

SECTION 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

DEFEASANCE

SECTION 8.01 Applicability of Article. The provisions of this Article Eight shall be applicable to each series of Securities except as otherwise specified pursuant to Section 2.03 for Securities of such series.

SECTION 8.02 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Securities of a series, elect to exercise its rights pursuant to either Section 8.03 or 8.04 with respect to all outstanding Securities of such series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.03 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.03 with respect to a series of Securities, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities of such series on the date all conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of the applicable series and any Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.03, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive such satisfaction and discharge until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 8.06, and as more fully set forth in such Section, payments in respect of the principal of, and any premium and interest on, such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 2.06, 2.09, 2.10, 2.12 and 4.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, Section 7.07) and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 with respect to the Securities of a series.

SECTION 8.04 Covenant Defeasance. Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.04 with respect to a series of Securities, the Company shall be released from its obligations under the covenants contained in Sections 4.02, 4.03, 4.07, 4.08 and 4.09 and Article Five with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of the applicable series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.04, with respect to a series of Securities, clauses (3) through (7) of Section 6.01 shall not constitute Events of Default with regard to such Securities.

SECTION 8.05 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 8.03 or Section 8.04 to the outstanding Securities of a series:

(a) The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, (a) cash in U.S. Legal Tender in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee) to pay (i) the principal of, and any premium and interest on, the outstanding Securities of such series on each date on which such principal or any premium or interest is due and payable or on any redemption date established pursuant to the last paragraph of Section 8.06, and (ii) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to the Securities of such series;

(b) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) In the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as clauses (6) or (7) of Section 6.01 is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company is a party or by which the Company is bound, and if the Securities of such series are subordinated pursuant to Article Eleven, is not prohibited by Article Eleven;

(f) In the case of any election under Section 8.03 or 8.04, the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.03 or 8.04 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.03 or the Covenant Defeasance under Section 8.04 (as the case may be) have been complied with as contemplated by this Section 8.05.

SECTION 8.06 Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.07, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 in respect of the outstanding Securities of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or U.S. Government Securities held by it as provided in Section 8.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Before or after the deposit pursuant to Section 8.05(b), the Company may make arrangements satisfactory to the Trustee for the redemption of Securities of such series at a future date pursuant to Article Three.

SECTION 8.07 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, whether pursuant to this Article Eight or otherwise, in trust for the payment of the principal of, and any premium and interest on, or redemption price or mandatory sinking fund payment on, any Security which has remained unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on its request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.08 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities in accordance with Section 8.03 or 8.04, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article Eight; provided, however, that, if the Company makes any payment of principal of, or any premium or interest on, or redemption price or mandatory sinking fund payment on, any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent. In the event the Company’s obligations under this Indenture and the Securities of a series are revived and reinstated pursuant to this Section 8.08, then this Indenture that was released as a result of the Company’s exercise of its rights under this Article Eight shall be revived and reinstated as though such release had not occurred.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01 Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders of any series in any material respect;

(2) to comply with Sections 5.01 and 10.03;

(3) to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall not be effective as to Securities of any series outstanding prior to the date of such amendment or supplement;

(4) to establish the forms or terms of the Securities of any series issued hereunder;

(5) to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to one or more series of Securities or otherwise;

(6) in the case of any Securities that are designated as Subordinated Debt Securities, to make any change in Article Ten that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article Ten;

(7) to reflect the addition or release of any Guarantor, as provided for by this Indenture, or to secure any of the Securities or the Guarantees;

(8) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(9) to provide for uncertificated Securities in addition to certificated Securities;

(10) to make provisions with respect to the conversion of Securities of any series that are convertible in accordance with the terms of such Securities; or

(11) to make any change that would provide any additional benefit or rights to the Holders of such series or that does not adversely affect the rights of any Holder of such series in any material respect.

Upon the request of the Company, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02 With Consent of Holders. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Securities of any series with the consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities) of the Holders of at least a majority in aggregate principal amount of the Securities of each series affected by such amendment or supplement, considered together as a single class.

For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, the Depositary or such other depositary institution hereinafter appointed by the Company by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such entity.

Upon the request of the Company, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel and Officers’ Certificate described in Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in aggregate principal amount of the outstanding Securities of all series affected thereby, considered together as a single class, may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of any series (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

(1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

(2) reduce the rate or change the time for payment of interest, including default interest, if any, on the Securities of any series;

(3) reduce the principal amount of any Security or change the Maturity Date of the Securities of any series;

(4) reduce the amount payable upon the redemption of any Security;

(5) adversely affect the conversion rights of any Security that is convertible in accordance with the applicable provisions of such Security;

(6) waive any Event of Default under clauses (1) and (2) of Section 6.01;

(7) make any Security payable in money other than that stated in such Security;

(8) impair the right of Holders of Securities of any series to receive payment of the principal of and interest on Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment;

(9) make any change in Sections 6.04 or 6.07 or in this sentence of this Section 9.02.

An amendment, supplement or waiver which changes, waives or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.08, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective also shall have been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make appropriate notation or issue a new Security shall not affect the validity of any such amendment, supplement or waiver.

SECTION 9.06 Trustee Protected. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be provided with, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate of the Company stating that such amendment, supplement or waiver is authorized or permitted by and complies with this Indenture.

ARTICLE TEN

SUBORDINATION OF SECURITIES

SECTION 10.01 Applicability of Article; Agreement to Subordinate. The provisions of this Article Ten shall be applicable only to the Securities, and any related Guarantee of such Securities, of any series designated, pursuant to Section 2.03, as subordinated to Senior Indebtedness pursuant to this Article Ten (the Securities of such series being referred to herein as the “Subordinated Debt Securities”). Each Holder by accepting a Subordinated Debt Security agrees that the Indebtedness evidenced by such Subordinated Debt Security and the related Guarantee of such Subordinated Debt Security is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article Ten shall be subject to Section 10.12

SECTION 10.02 Liquidation, Dissolution, Bankruptcy.

(a) Of the Company. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(i) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Subordinated Debt Securities of the Company shall be entitled to receive any payment of principal of, or any premium or interest on, Subordinated Debt Securities; and

(ii) until the Senior Indebtedness of the Company is paid in full, any such distribution to which Holders of Subordinated Debt Securities would be entitled but for this Article Ten shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that such Holders may receive securities representing Capital Stock of the Company and any debt securities of the Company that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Subordinated Debt Securities of the Company.

SECTION 10.03 Default on Senior Indebtedness.

(a) As to the Company. The Company may not pay the principal of, or any premium or interest on, Subordinated Debt Securities or make any deposit pursuant to Article Eight with respect to such Subordinated Debt Securities and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.08, by the delivery of Subordinated Debt Securities by the Company to the Trustee pursuant to Sections 3.08 and 3.09) any Subordinated Debt Securities (collectively, “pay the Subordinated Debt Securities”) if (i) any principal, premium or interest in respect of Senior Indebtedness of the Company is not paid when due, including any applicable grace period (including at Maturity) or (ii) any other default on Senior Indebtedness of the Company occurs and the Maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Subordinated Debt Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Company. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the Maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03(a)), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the Maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03(a), no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04 Acceleration of Payment of Debt Securities. If payment of the Subordinated Debt Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

SECTION 10.05 When Distribution Must Be Paid Over. If a distribution is made to Holders of Subordinated Debt Securities that because of this Article Ten should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 10.06 Subrogation. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Ten to holders of Senior Indebtedness which otherwise would have been made to Holders of Subordinated Debt Securities is not, as between the Company and such Holders, a payment by the Company or the Subsidiary Guarantor, as the case may be, on Senior Indebtedness.

SECTION 10.07 Relative Rights. This Article Ten defines the relative rights of Holders of Subordinated Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders of either Subordinated Debt Securities or Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, and any premium and interest on, the Subordinated Debt Securities and the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder of either Subordinated Debt Securities or Securities from exercising its respective available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Subordinated Debt Securities.

SECTION 10.08 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by any Subordinated Debt Securities and the Guarantee in respect thereof shall be impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by its failure to comply with this Indenture.

SECTION 10.09 Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or any paying agent may continue to make payments on Subordinated Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to the Trustee that payments may not be made under this Article Ten. The Company, the Registrar, any paying agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the Holders of the Senior Indebtedness of that issue.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11 Article Ten Not to Prevent Defaults or Limit Right to Accelerate. The failure to make a payment pursuant to any Subordinated Debt Securities, whether directly or pursuant to a Guarantee, by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of a Default. Nothing in this Article Ten shall have any effect on the right of the Holders or the Trustee to accelerate the Maturity of either the Subordinated Debt Securities or the Securities, as the case may be.

SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, and any premium and interest on, the Subordinated Debt Securities or the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Ten, and none of the Holders thereof shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 10.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Ten.

SECTION 10.14 Trustee to Effectuate Subordination. Each Holder of a Subordinated Debt Security, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Debt Securities and the holders of Senior Indebtedness as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of a Subordinated Debt Security, by its acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Debt Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of such Securities or conversion of such Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(a) either

(1) all such Securities theretofore authenticated and delivered (other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10, and (ii) such Securities for whose payment money has theretofore been, as provided in Section 2.07, deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.07) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation

(A) have become due and payable,

(B) will become due and payable at their Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount of money in the currency or currency units in which such Securities are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, and any premium and interest thereon, to the Maturity Date or applicable redemption date, as the case may be in accordance with the terms of this Indenture and such Securities;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, (i) the obligations of the Company to the Trustee under Section 7.07 and the right of the Trustee to resign under Section 7.08 shall survive, (ii) the obligations of the Company in Sections 2.06, 2.07, 2.08, 2.09, 2.10 and 2.11 and in Article 8 and this Article 11 shall survive until such Securities have been repaid in full, and (iii) if money shall have been deposited with the Trustee pursuant to clause (2) of subsection (a) of this Section, the obligations of the Company and/or the Trustee under Sections 2.08, 4.04, 7.01(f), 8.07and 12.02 shall survive such satisfaction and discharge.

SECTION 11.02 Application of Trust Money. Subject to the provisions of Section 8.07, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls. Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c) upon an indenture qualified under the TIA, the imposed duties shall control under this Indenture.

SECTION 12.02 Notices. Any notice or communication to the Company, any Subsidiary Guarantor or the Trustee or any Agent shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, telecopier or overnight courier guaranteeing next day delivery, addressed as follows:

If to the Company:

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, Texas 75243

Attention: Treasurer

Fax: (214) 221-4610

If to the Trustee or any Agent:

____________________________

_____________________________

Attention: Corporate Trust Administration

Fax:

The Company or the Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of incidents of actual use by the Company of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.

All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice also shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee and any Agent shall have the protection of TIA Section 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.07 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 12.08 Governing Law. THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE SECURITIES.

SECTION 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 No Recourse Against Others. Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Guarantees and the Securities hereunder are payable only out of the respective cash flow and assets of the Company and the Subsidiary Guarantors. The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that no director, officer, employee, or shareholder, as such, of the Company, the Subsidiary Guarantors, the Trustee, or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under this Indenture, the Guarantees or such Securities by reason of his, her or its status. The agreements set forth in this Section are part of the consideration for the issuance of the Securities.

SECTION 12.11 Successors. All agreements of the Company in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 12.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COMPANY:

ZION OIL & GAS, INC.

By:
Name:	Martin M. Van Brauman
Title:	Executive Vice President, Treasurer and Corporate Secretary

TRUSTEE:

THE BANK OF ________________________________ AS TRUSTEE

By:
Name:
Title:	Authorized Signatory